UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	CRMZ	OTC Markets OTCQX U.S.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 23, 2024 CreditRiskMonitor.com, Inc.  (“Company”) announced that it has appointed Jennifer Gerold as the Company’s Chief Financial Officer (“CFO”) and David Reiner as the Company’s Chief Accounting Officer (“CAO”).

Ms. Gerold, age 51, served the Company from February 2024 to May 2024 as the Company’s Chief Monetization Officer. From 2016 to 2024 she worked in the Strategy and Transactions group at Ernst & Young U.S. LLP (“EY”). At EY she served as a Senior Manager from 2016 to 2020 and as Managing Director from 2020 to 2024.  Her annual salary as CFO is $200,000 and she shall be eligible for bonus and equity awards in connection with year-end reviews.

Mr. Reiner, age 54, has served as the Company’s Vice President, Corporate Controller since 2020. From 2013 to 2020 Mr. Reiner served the Company as Controller. Mr. Reiner has been responsible for all Accounting, Human Resources and Facilities Management for the Company. He has over 25 years of progressively increasing experience in accounting, finance, information technology and facilities management. His annual salary as CAO is $185,000 and he shall be eligible for bonus and equity awards in connection with year-end reviews.

Ms. Gerold replaces Steven Gargano who served the Company as CFO since 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 30, 2024
104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: May 30, 2024	By:/s/ Michael I. Flum
Michael I. Flum
Chief Executive Officer